UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 18, 2013

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.07 of this report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2013, Solitron Devices, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the "Annual Meeting").  Below is a summary of the proposals and corresponding votes.

Proposal One:  The five director nominees received the following votes:

Nominee	For	Withheld
Shevach Saraf	901,132	421,714
Jacob A. Davis	457,100	865,746
Joseph F. Gerrity	761,594	561,252
Sidney H. Kopperl	761,594	561,252
Joseph Schlig	456,872	865,974

There were 594,724 broker non-votes on this proposal for each nominee.

Following the Annual Meeting, the Board of Directors of the Company accepted the resignations of Jacob A. Davis and Joseph Schlig, effective June 18, 2013.

Proposal Two:  The ratification of the selection of Goldstein Schechter Koch, P.A. as the Company's independent certified public accountants for the fiscal year ending February 28, 2014 received the following votes:

For	Against	Abstain
1,706,000	195,376	16,194

There were no broker non-votes on this proposal.

Proposal Three:  The non-binding advisory vote on the compensation of the named executive officer of the Company (“Say on Pay") received the following votes:

For	Against	Abstain
890,592	270,113	162,141

There were 594,724 broker non-votes on this proposal.

Proposal Four:  The non-binding advisory vote on the frequency of the advisory vote on Say on Pay in future years received the following votes:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain
820,329	4,744	364,957	132,816

There were 594,724 broker non-votes on this proposal.

The Company considered the outcome of this advisory vote and determined that the Company will hold an advisory vote every year on the compensation of the Company’s named executive officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

June 19, 2013	/s/ Shevach Saraf
Shevach Saraf Chairman, Chief Executive Officer, President, Chief Financial Officer & Treasurer

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